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         BOATMEN'S(R)
         BANCSHARES, INC.

Boatmen's Bancshares, Inc.
One Boatmen's Plaza
800 Market Street
St. Louis, Missouri 63101
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! news !
--------                                       For further information contact:
                                               Kevin R. Stitt, 314/466-7662


            BOATMEN'S BANCSHARES COMPLETES ACQUISITIONS OF WORTHEN
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              BANKING CORPORATION, SALEM COMMUNITY BANCORP, INC.
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    ST. LOUIS, February 28, 1995 -- Boatmen's Bancshares, Inc. (NASDAQ: BOAT)
reported today that it completed the previously announced acquisition of Worthen Banking Company, headquartered in Little Rock, Arkansas, with assets of about $3.5 billion. Boatmen's exchanged approximately 17.3 million shares of its common stock for Worthen.
    In addition, Boatmen's completed the acquisition of Salem Community Bancorp, Inc., located in Salem, Illinois, with assets of about $80 million. Boatmen's exchanged 289,000 shares of common stock for Salem.
    Boatmen's Bancshares, with assets of approximately $32 billion, is one of the 30 largest U.S. bank holding companies, operating from more than 500 locations in nine states. Boatmen's also ranks among the nation's largest providers of trust services with approximately $36 billion in assets under management.